SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                           FORM 8-K


                        CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 31, 2000



                  HOSOI GARDEN MORTUARY, INC.

      (Exact name of registrant as specified in its charter)

Hawaii                        0-2288        99-0088064
(State or other jurisdiction  (Commission   (IRS Employer
of incorporation)             File Number)  Identification No.)


30 North Kukui Street, Honolulu, Hawaii      96817
(Address of principal executive officers)    (Zip Code)

Registrant's telephone number, including area code (808) 538-3877


                            N/A

(Former name or former address, if changed since last report.)

Item 4 - Change of auditors:

Form 8-K, dated May 10, 2000, reported the resignation of the independent auditor for Garden Life Plan, Ltd. (GLP), the registrant's significant subsidiary, for GLP's year ended
May 31, 2000.

On August 31, 2000, the Directors dismissed its previous auditor for its year ended May 31, 1999 by engaging the firm of Nishihama & Kishida, CPA's, Inc. as its new auditors for the fiscal years ended May 31, 1999 and May 31, 2000.

The Directors of GLP discussed with the new auditors the disagreements on accounting principles and disclosures with the former auditors, as reported on Form 8-K, dated May 10, 2000, as follows:

1. Revenue recognition - Whether the 30% retained by GLP of each Prepaid Funeral Service contract sold should be deferred until such time as the funeral services have been performed (by the registrant) or whether the 30% should be recognized in the year of sale.

2. Disclosure of Contingent Liability - Whether disclosure should be made in the financial statements that GLP is contingently liable for providing alternate funeral services if Hosoi Garden Mortuary, Inc., the sole servicing mortuary, is unable to perform its contractual obligation.

In addition the following issue, which was not reported on the Form 8-K dated May 10, 2000, was discussed with the new auditors.

1. Consolidation of the financial statements of Garden Life Plan, Ltd. and Garden Life Funeral Plan Trust (GLFPT). - Whether generally accepted accounting principles require consolidation of the financial statements of GLP and GLFPT.

The new auditor has not taken a position on the issues, relative to the 1999 financial statements, as discussed above.

The Directors of GLP and the former auditors discussed the issues described above in meetings on November 22, 1999 and January 6, 2000. The views of the former auditors have been summarized in the Form 8-K, dated May 10, 2000, previously filed.

In a letter dated September 6, 2000 the Chief Operating Officer and Director of GLP authorized the former auditors to respond to the successor auditor's inquires to matters related to the 1999 audit.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hosoi Garden Mortuary, Inc.
(Registrant)

Clifford Hosoi,   President

Date: August 31, 2000